                         CERTIFICATE OF INCORPORATION

                                      OF

                             D.E. FREY GROUP, INC.
                              A STOCK CORPORATION


FIRST:

     The name of this Corporation is D.E. FREY GROUP, INC.

SECOND:

     Its Registered office in the State of Delaware is to be located at 229 South State Street, in the City of Dover, County of Kent, zip code 19901. The Registered Agent in charge thereof is The Prentice-Hall Corporation System, Inc.

THIRD:

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:

     The amount of total authorized capital stock of this Corporation is One Hundred Fifty Thousand Dollars ($150,000) divided into 1,500,000 shares of common stock, $.10 par value.

FIFTH:

     The name and mailing, address of the incorporator are as follows:

               Name:      Cathryn B. Mayers

               Mailing
               Address:   2222 One United Bank Center
                          1700 Lincoln Street
                          Denver, Colorado 80203

SIXTH:

     The powers of the incorporator are to terminate upon filing of the Certificate of Incorporation. The name and address of the person who is to serve as the sole director until the first annual meeting of shareholders, or until his successor is elected and qualified, is as follows:

                                Dale E. Frey
                                29 Castle Pines Drive North
                                Castle Rock, CO 80104

SEVENTH:

     No person who is or was a director of the corporation shall be personally liable to the Corporation or to the shareholders for monetary damages for breach of fiduciary duty as a director.

     A person who is or was a director of the Corporation shall be personally liable to the Corporation or to the shareholders for monetary damages for any breach of such director's duty of loyalty to the Corporation or to the shareholders, any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, any act specified in
Section 174 of the Delaware General Corporation Law, or, any transaction from which such director derived an improper personal benefit.

EIGHTH:

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---- ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or he is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation only and to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

NINTH:

     In the event that the Corporation's board of directors is divided into classes in the manner set forth in Section 141 of the Delaware General Corporation Law, then the holders of a majority of the shares then entitled to vote at an election of directors may effect the removal of any director or the entire board of directors, with or without cause.

TENTH:

     Special meetings of the shareholders may be called by the president of the Corporation, the board of directors, or by the record holder or holders of at least 33% of all shares entitled to vote at such meeting.

ELEVENTH:

     The power to adopt, amend, or repeal the bylaws of the Corporation is conferred upon the board of directors.

     I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 14th day of August, 1989.


                                     /s/ Cathryn B. Mayers
                                     -----------------------------------------
                                     Cathryn B. Mayers,
                                     Incorporator

                                Breza & Winters
                            One United Bank Center
                       1700 Lincoln Street - Suite 2222
                            Denver, Colorado 80203
                            attn: Roberta J. Feezor

                                envelope in Box



STATE OF DELAWARE
                    INDEXED
KENT COUNTY

  RECORDED In the Office for the Recording of the Deeds, Etc.
  at Dover, In and for the said County of Kent, In Corp.
  Record    X    Vol.  135   Page   337  Etc.
          -----       -----        -----
  the   29th   day of   July   A.D.  19 91
      --------        --------         ----
  WITNESS my Hand and the Seal of said office.

  /s/ Michael T. Scure, Recorder
  --------------------

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                      OF
                             D.E. FREY GROUP, INC.

     D.E. Frey Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of said corporation, by the written unanimous consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of D.E. Frey Group, Inc. be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

     "The amount of total authorized capital stock of this Corporation is Four Hundred Sixty Eight Thousand Seven Hundred Fifty Dollars ($468,750), divided into 1,500,000 shares of common stock, $.10 par value, and 318,750 shares of preferred stock, $1.00 par value, which preferred shares have the following rights and preferences:

     1. Designation. This resolution shall provide for a single series of
        -------------
preferred stock, the designation of which shall be "Series 1989-A Preferred Stock" (hereinafter the "Preferred Shares") and the number of authorized shares constituting the

Preferred Shares is 318,750. The number of authorized Preferred Shares may be reduced by a further resolution duly adopted by the Board of the Company and by the filing of a certificate pursuant to the provisions of the Delaware General Corporation Law stating that such reduction has been so authorized.

    2. Voting. Except as otherwise expressly provided herein or as required by
       ------
law, the holders of Preferred Shares shall have no voting rights. In the event the holders of Preferred Shares are entitled to vote, each Preferred Share shall be entitled to one vote, either in person or by proxy, and the holders of Preferred Shares and common stock shall vote together and not as separate classes unless otherwise expressly provided herein or required by law.

    3. Dividends.
       ---------

       3.1 The holders of then outstanding Preferred Shares shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative dividends at the annual rate of $.9667 per share payable in cash annually on each October 1, commencing October 1, 1990. Such dividends shall accrue on each share from and after the date of issuance and shall accrue from day-to-day whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in Section 3.2 below, if such dividends in respect of any previous or current annual dividend period at the annual rate specified above shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the common stock, par value $.10 per share, of the Company ("Common Stock"). Any accumulation of dividends on the Preferred Shares shall not bear interest.

        3.2 Unless full dividends on the Preferred Shares for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than dividend payable solely in Common Stock) shall be paid or declared and no distribution shall be made on any Common Stock; and (ii) no shares of Common Stock shall be purchased, redeemed or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers directors, consultants, or other persons performing services for the Company or any subsidiary of the Company ("Subsidiary," defined herein as any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Company or by one of more of its Subsidiaries) that are subject to agreements under which the

Company has the option to repurchase such shares at cost upon the occurrence of certain events such as the termination of employment. After cumulative dividends on the Preferred Shares for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, if the Board shall elect to declare additional dividends out of funds legally available therefor, not less than fifty percent (50%) of such additional dividends shall be declared in equal amounts per share on all Preferred Shares and the balance, if any, may be distributed to holders of the Common Stock.

        3.3 Each holder of Preferred Shares shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the Delaware General Corporation Law to distributions made by the company in connection with the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary upon termination of their employment or services pursuant to agreements providing for the right of repurchase, provided that such repurchases are not prohibited as provided herein.

    4.  Mandatory Redemption. On October 1, 1994, the Company will redeem all of
        --------------------
the Preferred Shares at the time issued and outstanding for an amount in cash equal to $1.00 per share plus any accrued and unpaid dividends thereon, whether or not earned or declared, to and including that date. Written notice of redemption stating the date and place of redemption and the amount of the redemption price shall be mailed by the Company not less than 30 days nor more than 60 days prior to the redemption date to the record holders of the shares to be redeemed directed to their last known address as shown by the Company records. If notice of redemption is given as provided above and if on the redemption date the Company has set apart in trust for that purpose sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Preferred Shares called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price without interest upon surrender of certificates representing the shares called for redemption. Any monies remaining in trust after one year from the redemption date shall be returned to the Company and thereafter holders of certificates for such shares shall look only to the Company for the redemption price thereof.

     5. Rights on Liquidation. In the event of the liquidation, dissolution or
        ---------------------
winding up of the Company, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Preferred Shares then issued and outstanding shall be entitled to receive an amount equal to $1.00 per Preferred Share plus accrued and unpaid dividends thereon, and no more, before any payment or distribution of the assets of the Company is made to or set apart for the holders of Common Stock. If the assets of the Company distributable to the holders of Preferred Shares are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the Preferred Shares. The holders of the Common Stock shall be entitled to the exclusion of the holders of the Preferred Shares to share in all remaining assets of the Company in accordance with their respective interests. For purposes of this paragraph, a consolidation or merger of the Company with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company.

    6.  Restrictions and Limitations.
        ----------------------------

        6.1 So long as any Preferred Shares remain outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, without the vote or written consent by the holders of at least seventy percent (70%) of the then outstanding Preferred Shares:

          6.1.1 Redeem, purchase or otherwise acquire for value any Preferred Share or Shares other than by redemption in accordance with Section 4 hereof other than as may be required by law;

          6.1.2 Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants, or other persons performing services for the Company or any subsidiary of the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events such as the termination of employment;

          6.1.3 Authorize or issue or obligate itself to issue any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Preferred Shares as to dividend or redemption rights and liquidation preferences;

          6.1.4 Alter or change the rights, preferences or privileges of the Preferred Shares, whether by amendment to its articles of incorporation or otherwise;

          6.1.5 Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any Subsidiary other than in the ordinary course of business, or any consolidation or merger involving the Company or any Subsidiary, or any reclassification or other change of any stock or any recapitalization of the Company;

          6.1.6 Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly-owned Subsidiary, any stock of such subsidiary; or

          6.1.7   Increase the total number of authorized Preferred Shares.

     7. Notice. Any notice required to be given to the holders of Preferred
        --------
Shares shall be deemed to have been given upon the earlier of personal delivery or three business days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully prepaid, and addressed to each holder of record at his address as it appears on the stock transfer records of the Company. Any notice to the Company shall be in writing and shall be deemed to have been given only upon actual receipt thereof."

     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said D.E. Frey Group, Inc. has caused this Certificate to be signed by Dale E. Frey, its President, and attested by Jose A. Padilla, its Assistant Secretary, this 11th day of September, 1989.
                              ----        ---------


                                       D.E. FREY GROUP, INC.

                                       By: /s/  Dale E. Frey, President
                                       --------------------------------
                                       Dale E. Frey, President


ATTEST

/s/  Jose A. Padilla
--------------------
Jose A. Padilla, Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/30/1990
901215189 - 2205026

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                      OF
                             D.E. FREY GROUP, INC.

     D.E. Frey Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of said corporation, by the written unanimous consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of D.E. Frey Group, Inc. be amended by changing paragraph 3.1 of the Fourth Article thereof so that, as amended said Article shall be and read as follows:

     3.  Dividends.
         ----------

         3.1 The holders of then outstanding Preferred Shares shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative dividends at the annual rate of 53.3% per share payable in cash annually on each October 1, commencing October 1, 1990. Such dividends shall accrue on each share from and after the date of issuance and shall accrue from day-to-day whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in Section 3.2 below, if such dividends in respect of any previous or current annual dividend period at the annual rate specified above shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the common stock, par value $.10 per share, of the Company ("Common Stock"). Any accumulation of dividends on the Preferred Shares shall not bear interest.

     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WFEREOF, said D.E. Frey Group, Inc. has caused this Certificate to be signed by Dale E. Frey, its President, and attested by Jose A. Padilla, its Assistant Secretary, this 23 day of April, 1990.
                              --        -----

                                          D.E. FREY GROUP, INC.

                                          BY: /s/  Dale E. Frey
                                          ---------------------
                                          Dale E. Frey, President

ATTEST:

/s/  Jose A. Padilla
--------------------
Jose A. Padilla, Assistant Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/14/1990
                                                             903205317 - 2205026


                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             D.E. FREY GROUP, INC.

     D.E. Frey Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of said corporation, by the written unanimous consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of D.E. Frey Group, Inc. be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

     "The total authorized capital stock of this Corporation consists of 1,500,000 shares of common stock, $.10 par value; 318,750 shares of Series 1989-A Preferred Stock, $1.00 par value ("1989 Preferred Shares"), and 1,100,000 shares of Series 1990-A Preferred Stock, $1.00 par value ("1990 Preferred Shares"), which preferred shares have the following rights and preferences:

     1.  Designation.  This Fourth Article provides for a series of preferred
         -----------
stock, the designation of which shall be "Series 1989-A Preferred Stock" (hereinafter the "1989 Preferred Shares") and the number of authorized shares constituting the 1989 Preferred Shares is 318,750. This Fourth Article also provides for a series of preferred stock, the designation of which shall be "Series 1990-A Preferred Stock" (hereinafter the "1990 Preferred Shares") and the numbcr of authorized shares constituting the 1990 Preferred Shares is 1,100,000. The 1989 Preferred Shares and 1990 Preferred Shares may be collectively referred to herein as "Preferred Shares." The number of authorized Preferred Shares may be reduced by a further resolution duly adopted by the Board of the Company and by the filing of a certificate pursuant to the provisions of the Delaware General Corporation Law stating that such reduction has been so authorized.

     2.  Voting.   Except as otherwise expressly provided herein or as required
         ------
by law, the holders of Preferred Shares shall have no voting rights. In the event the holders of Preferred Shares are entitled to vote, each Preferred Share shall be entitled to one vote, either in person or by proxy, and the holders of Preferred

Shares and common stock shall vote together and not as separate classes or series unless otherwise expressly provided herein or required by law.

     3.  Dividends
         ---------
         3.1 The holders of then outstanding 1989 Preferred Shares shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative dividends at the annual rate of 53.3% per share payable in cash annually on each October 1, commencing October 1, 1990. The holders of then outstanding 1990 Preferred Shares shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative dividends at the annual rate of 10% per share payable in cash annually on each January 1, commencing January 1, 1992. Dividends shall accrue on 1989 Preferred Shares and 1990 Preferred Shares from and after their respective dates of issuance and shall accrue from day-to-day whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in Section 3.2 below, if such dividends in respect of any previous or current annual dividend periods at the annual rates specified above shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency or deficiencies shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the common stock, par value $.10 per share, of the Company ("Common Stock"). Any accumulation of dividends on the Preferred Shares shall not bear interest.

         3.2 Unless full dividends on the 1989 Preferred Shares and 1990 Preferred Shares for all their respective past dividend periods and their respective then current dividends period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than dividend payable, solely in Common Stock) shall be paid or declared and no distribution shall be made on any common stock; and (ii) no shares of common stock shall be purchased, redeemed or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants, or other persons performing services for the Company or any subsidiary of the Company ("Subsidiary," defined herein as any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Company or by one of more of its Subsidiaries) that are subject to agreements under which the Company has the option or obligation to repurchase such shares at cost upon the occurrence of certain events such as the termination of employment. Cumulative dividends on the 1989 Preferred Shares and 1990 Preferred Shares must be paid concurrently by the Company to the holders thereof unless one of the series of Preferred Shares has been previously redeemed. The Company shall calculate the total amount of dividends payable to the holders of Preferred Shares based upon
(i) the amount of accrued and unpaid dividends on the 1989 Preferred Shares, and
(ii) the amount of accrued and unpaid dividends on the 1990 Preferred Shares, on the record date. If the aggregate dollar amount allocated by the Board of Directors to be paid as dividends to the holders of Preferred Shares is insufficient for the payment of the full amount calculated in (i) and (ii) in the preceding sentence, such dividend shall be distributed pro rata between the holders of the 1989 Preferred Shares and the 1990 Preferred Shares. Within each series of Preferred Shares, the dividend shall be distributed ratably among the holders of the shares in accordance with their respective interests. After cumulative dividends on the Preferred Shares for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, if the Board shall elect to declare additional dividends out of funds legally available therefor, not less than fifty percent (50%) of such additional dividends shall be declared in equal amounts per share on all Preferred Shares and the balance, if any, may be distributed to holders of the Common Stock.

         3.3 Each holder of Preferred Shares shall be deemed to have consented to distributions made by the Company in connection with the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary upon termination of their employment or services pursuant to agreements providing for the right or obligation of repurchase, provided that such repurchases are not prohibited as provided herein.

     4.  Mandatory Redemption.  The Company will redeem all then issued and
         --------------------
outstanding shares of 1989 Preferred Shares and 1990 Preferred Shares on October 1, 1994, and January 1, 1996, respectively. The redemption price for both the 1989 Preferred Shares and 1990 Preferred Shares shall be an amount in cash equal to $1.00 per share plus any accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of redemption. Written notice of redemption of either the 1989 Preferred Shares or 1990

Preferred Shares stating the date and place of redemption and the amount of the redemption price shall be mailed by the Company not less than 30 days nor more than 60 days prior to the redemption date to the record holders of the shares to be redeemed directed to their last known address as shown by the Company records. If notice of redemption is given as provided above and if on the redemption date the Company has set apart in trust for that purpose sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the 1989 Preferred Shares or 1990 Preferred Shares called for redemption, as the case may be, shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price without interest upon surrender of certificates representing the shares called for redemption. Any monies remaining in trust after one year from the redemption dates of either the 1989 Preferred Shares or 1990 Preferred Shares shall be returned to the Company and thereafter holders of certificates for such shares shall look only to the Company for the redemption price thereof.

     5.  Rights on Liquidation.  In the event of the liquidation, dissolution or
         ---------------------
winding up of the Company, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, (i) the holders of the 1989 Preferred Shares then issued and outstanding shall be entitled to receive an amount equal to $1.00 per 1989 Preferred Share plus accrued and unpaid dividends thereon; and (ii) the holders of the 1990 Preferred Shares then issued and outstanding shall be entitled to receive an amount equal to $1.00 per 1990 Preferred Share plus accrued and unpaid dividends thereon. If the assets of the Company to be distributed to the holders of Preferred Shares are insufficient for the payment to them of the full preferential amount described in (i) and
(ii) in the preceding sentence, such assets shall be distributed pro rata between the holders of 1989 Preferred Shares and 1990 Preferred Shares based upon the total amounts due each series as calculated in (i) and (ii). Within each series of Preferred Shares, these assets of the Company shall be distributed ratably among the holders of the shares in accordance with their respective interests. Distributions to holders of the Preferred Shares shall be made before any payment or distribution of the assets of the Company is made to or set apart for the holders of Common Stock. The holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Shares, to share in all remaining assets of the Company in accordance with their respective interests. For purposes of this paragraph, a consolidation or merger of the Company with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company.

6.   Restriction and Limitations.
     ---------------------------

     6.1 So long as any Preferred Shares remain outsranding, the Company shall not, and shall not permit any of its Subsidiaries to, without the vote or written consent by the holders of at least seventy percent (70%) of the then outstanding 1989 Preferred Shares and 1990 Preferred Shares:

          6.1.1 Redeem, purchase or otherwise acquire for value any Preferred Share or Shares other than by redemption in accordance with Section 4 hereof or other than as may be required by law.

          6.1.2 Purchase, redeem or otherwise acquire (or pay into or set aside a sinking fund for such purpose), any of the Common Stock: provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants, or other persons performing services for the Company or any subsidiary of the Company pursuant, to agreements under which the Company has the option or obligation to repurchase such shares at cost upon the occurrence of certain events such as the termination of employment:

          6.1.3 Authorize or issue or obligate itself to issue any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Preferred Shares as to dividend or redemption rights and liquidation preferences;

          6.1.4 Alter or change the rights, preferences or privileges of the Preferred Shares, whether by amendment to its articles of incorporadon or otherwise;

          6.1.5 Effect any sale, lease, assignment transfer or other conveyance of all or substantially all of the assets of the Company or any Subsidiary other than in the ordinary course of business or any consolidation or merger involving the Company or any Subsidiary, or any reclassification or other change of any stock or any recapitalization of the Company;

          6.1.6 Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly-owned Subsidiary, any stock of such subsidiary; or

          6.1.7   Increase the total number of authorized Preferred Shares.

     7. Notice. Any notice required to be given to the holders of Preferred
        ------
Shares shall be deemed to have been given upon the earlier of personal delivery or three business days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully prepaid, and addressed to each holder of record at his address as it appears on the stock transfer records of the Company. Any notice to the Company shall be in writing and shall be deemed to have been given only upon actual receipt thereof."

     SECOND: That in lieu of a meeting and vote of stockholders, the holders of not less than 70% of the outstanding shares of Common Stock and 1989 Preferred Shares have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, such percentage constituting the minimurn number of votes that would be necessary to authorize such amendment at a meeting of shareholders.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said D.E. Frey Group, Inc. has caused this Certificate to be signed by Dale E. Frey, its President, and attested by Jose A. Padilla, its Assistant Secretary, this 13th day of November, 1990.

                                        D.E. FREY GROUP, INC.

                                        By: /s/ Dale E. Frey
                                           -------------------------
                                             Dale E. Frey, President


ATTEST:

/s/ Jose A. Padilla
----------------------------------------
Jose A. Padillia, Assistant Secretary

                                                   STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                               FILED 09:00 AM 07/11/1991
                                                  911925035 - 2205026


                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             D.E. FREY GROUP, INC.

     D.E. Frey Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of said corporation, by a unanimous vote of its members at the annual meeting on May 20, 1991, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of D.E. Frey Group, Inc. be amended by changing the first paragraph of the Fourth Article thereof so that, as amended said paragraph shall be and read as follows:

     "The total authorized capital stock of this Corporation consists of 10,000,000 shares of common stock, $.10 par value and 318,750 shares of Series 1989-A Preferred Stock, $1.00 par value ("1989 Preferred Shares") which preferred shares have the following rights and preferences:"

All references to the Series 1990-A Preferred Stock, and any and all rights and preferences appurtenant thereto, are deleted in their entirety.

     SECOND: At the annual meeting of shareholders held on May 20, 1991, the holders of more than 70% of the outstanding shares of Common Stock and 1989 Preferred Shares approved said amendment in accordance with the provisions of
Section 222 of the General

Corporation Law of the State of Delaware, such percentage constituting the minimum number of votes required to approve such amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said D.E. Frey Group, Inc. has caused this Certificate to be signed by Dale E. Frey, its President, and attested by Jose A. Padilla, its Assistant Secretary, this 29th day of June, 1991.


                                            D.E. FREY GROUP, INC.

                                            By: /s/ Dale E. Frey
                                               -------------------------
                                               Dale E. Frey, President

ATTEST:

/s/ Jose A. Padilla
--------------------------------------
Jose A. Padilla, Assistant Secretary



                                      -2-